Exhibit 5(a)

Variable Annuity Enrollment Form

GE Capital Life Assurance Company of New York
200 Old Country Road, Suite 240, Mineola, NY 11501

Confirmation #

Please print using black ink.

1. Select One – O GE Retirement Answer℠ only or O GE Retirement Answer℠ & Funding Annuity (information below will apply to both contracts.)

2. Individual Annuitant *(Last, First, M.I.) Owner will be the same unless Owner is non-natural Owner. If Owner is not a U.S. citizen, attach IRS W-9 form; if non-resident alien, attach W8-BEN form instead.*

Gender O M O F	Date of Birth *(mm-dd-yyyy)*	Social Security No.	Telephone No.
Mailing Address	City	State	Zip Code

3. Individual Joint Annuitant *(Last, First, M.I.) Joint Owner will be the same unless Owner is non-natural Owner.*

Gender O M O F	Date of Birth *(mm-dd-yyyy)*	Social Security No.	Telephone No.
Mailing Address	City	State	Zip Code

4. Owner – *Complete only if Owner is non-natural; Name of Entity or Trust **and** Trustee*

Date of Trust *(mm-dd-yyyy)*	Tax ID No.	Telephone No.	
Mailing Address	City	State	Zip Code

5. Primary Beneficiary *(Last, First, M.I. or Name of Trust **and** Trustee)* | Allocated % | Gender O M O F

Date of Birth or Trust Date *(mm-dd-yyyy)* | Relationship to Annuitant | Social Security No. or Tax ID No. (optional)

Additional Beneficiary *(Last, First, M.I. or Name of Trust **and** Trustee)* | Allocated % | O Primary O Contingent | Gender O M O F

Date of Birth or Trust Date *(mm-dd-yyyy)* | Relationship to Annuitant | Social Security No. or Tax ID No. (optional)

Beneficiaries may be changed at any time by the Owner, unless made irrevocable by checking this circle: O
Use a separate sheet signed by Owner(s) for additional beneficiaries.

6. Purchase Payment Information GE Capital Life reserves the right to only accept purchase payments within our minimum and maximum guidelines.
Total Amount Submitted With Enrollment Form: $________ **Expected 1035 Exchange or Transfer Amount(s):** $________

7. Contract Type: Please select one contract type and the appropriate source of premium.
O **Non-Qualified**

O **Qualified Contract Type**

*Does not apply to reinvested SEP amounts. Your SEP is an IRA. Check applicable Transfer, Rollover or Conversion circle in this Section.
**Investment Only

Source of Premium (Select One)	IRA	SEP IRA*	Roth IRA	TSA/403(b) Annuity	Pension**	Profit Sharing/401(k)**	Other Qualified Plan	
	O	O	O					New Contribution for Tax Year ____ Recharacterization: O Yes O No
	O		O	O	O	O	O	Direct Transfer
	O		O	O	O	O	O	Customer Rollover
	O			O	O	O	O	Direct Rollover From O 401(a) O Gov't 457 Plan O 401(k) O TSA/403(b) O Other____
	O		O					Conversion/Reconversion
	O		O	O	O	O	O	Other____

8. Annuity Commencement Date (ACD)
Income Payments begin in ______ years ______ months from contract date. *(Minimum of 10 years.)*

9. Payout Period Option for GE Retirement Answer: Life with ______ year Period Certain. *(10-50 years in 5 year increments; if no option chosen, Contract will be for Life with 10 year Period Certain.)*

10. Specify One for GE Retirement Answer: Monthly Scheduled Installment You Wish to Pay **$**\_\_\_\_\_\_ **OR** Guaranteed Minimum Income Payment You Wish to Receive **$**______

Variable Annuity Enrollment Form

GE Capital Life Assurance Company of New York
200 Old Country Road, Suite 240, Mineola, NY 11501

Confirmation #

Please print using black ink.

11. Owner Signature(s) and Authorization – READ CAREFULLY and COMPLETE ALL INFORMATION

All statements made in this enrollment form are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract(s). I/we agree to all terms and conditions as shown. I/we agree that no one, except a President or Vice President of the Company can change the annuity contract(s). Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

1. Will the proposed annuity(ies) replace and/or change any existing annuity or insurance contract(s)? ► ○Yes ○No

I/we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT(S), WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I/WE HAVE RECEIVED, AND UNDERSTAND THE PROSPECTUSES FOR THIS ANNUITY(IES). I/we understand that the contract value(s) may increase or decrease depending on the investment return of the Investment Subaccount(s). I/we understand that all Scheduled Installments must be made in a timely manner and all withdrawals from the Investment Subaccount(s) in GE Retirement Answer must be repaid with interest within one year of withdrawal in order for my Guaranteed Minimum Income Payment to remain in effect. I/we understand that an Allocation Form must be completed and it is incorporated by reference. I/we believe this contract(s) and Investment Allocations will meet my insurance needs and financial objectives.

► Signature of Individual Annuitant	Date (mm-dd-yyyy)
► Signature of Individual Joint Annuitant	Date (mm-dd-yyyy)
► Signature and Title of Non-natural Owner	Date (mm-dd-yyyy)

► State in Which Enrollment Form Signed – New York

12. Representative(s) Information and Signature(s) – READ CAREFULLY and COMPLETE ALL INFORMATION

Do you have reason to believe that the proposed annuity(ies) will replace any existing annuity or insurance contract(s)? ○Yes ○No
All [Regulation 60] requirements must be fulfilled prior to completing this application.

Representative Name*		Social Security No. or Tax ID	
Broker/Dealer Name Branch #		○ NT ○ T ○ L ○ R ○ Other	
Address	City	State	Zip Code
Telephone No.	Fax No.	Email Address	

► Representative Signature

* Use a separate sheet for split commissions. Please provide all agent information listed above including commission split percentages.

Regular Mail
GE Capital Life Assurance Company of New York
P.O. Box 85093
Richmond, VA 23285-5093

For Inquiries and/or Questions
Internet: www.gefinancialservice.com
Toll free: (800) 352-9910

Overnight Delivery
GE Capital Life Assurance Company of New York
Attn.: Annuity New Business
6610 W. Broad Street
Richmond, VA 23230